February 4, 1997


Mr. Robert F. Elliott
2700 Sanders Road
Prospect Heights, IL 60070

Dear Bob:

SUBJECT:  Amendment and Restatement of Employment Agreement
          Dated July 11, 1994
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We wish you to remain in the employ of Household International,
Inc. ("Household" or the "Corporation") and to provide you with fair and equitable treatment along with a competitive compensation package. Also, we wish to assure your continued attention to your duties without any possible distraction arising out of uncertain personal circumstances in a change in control environment. We recognize that in the event of a Change in Control of Household (as such term is defined herein) it is likely that your duties and responsibilities would be substantially altered.

1.      At present you are employed by Household as Group
        Executive. In that capacity you are entitled to the following:

        a.  A minimum annual salary of $450,000;

        b. An annual bonus having a targeted value equal to 90% of your annualized salary as of the end of the period in which the bonus is earned. The amount of bonus for any year that you actually receive, if any, will depend on the achievement of the corporate goals and your individual goals established for that year and the terms of the Household International Corporate Executive Bonus Plan, and any successor or substitute plan or plans (the "Bonus Plan"). Your bonus will be prorated based on the number of elapsed months in the performance period in the case of death, permanent and total disability, or retirement under the Household Retirement Income Plan or any successor tax qualified defined benefit plan;

        c. An annual grant of stock options under the Household International 1996 Long-Term Executive Incentive Compensation Plan, and any successor or substitute plan or plans (the "Long-Term Plan"), having a targeted value of 25% of your then annual salary at the time of the grant. Stock options will be valued at their economic value at the date of grant; and

        d. A one-time grant on February 4, 1997, of 15,000 Restricted Stock Rights ("RSR's") which are intended to replace the unvested portion of the Special Performance Share Awards previously granted on February 1, 1994. The remaining unvested Special Performance Share Awards are rescinded and replaced by the RSR's described in this paragraph. 5,000 of the RSR's shall vest on February 1, 1998 provided that the 1997 EPS of Household equals or exceeds $5.30, and you remain continuously employed by Household from the date of grant until the February 1, 1998 vesting date. The remaining 10,000 RSR's shall vest on February 1, 1999 provided that the 1998 EPS of Household equals or exceeds an amount to be established in writing by the Compensation Committee no later than March 30, 1998, and you remain continuously employed from January 1, 1998 until the February 1, 1999 vesting date. In the event that your employment is terminated pursuant to the provisions of paragraph 4a or if you resign pursuant to the provisions of paragraph 4b(i), 4b(vi), 4b(vii) or 5c, you will receive 100% of the unvested RSR's on your last day of employment regardless of whether you have completed the vesting period or the performance condition has been met; and

        e. Other compensation, benefits and perquisites as described in, and in accordance with, Household's compensation, benefit and perquisite plans (the
            "Plans").

2. Subject to termination as provided herein, the term of this Agreement shall be for 18 whole calendar months, shall commence on the date hereof, and shall be "evergreen"; that is shall continue monthly as an 18 month term, unless the Corporation gives to you not less than 17 whole calendar months notice that the term as monthly continued shall not be so continued; provided further, that in no event shall the term be continued beyond your sixty-fifth birthday.

3. During your employment with Household you will devote your reasonably full time and energies to the faithful and diligent performance of the duties inherent in, and implied by, your executive position.

4. In consideration of your employment with Household, it is mutually agreed that:

        a. In the event your employment with Household is terminated during the term of this Agreement by Household for any reason other than:

            i. willful and deliberate misconduct which is detrimental in a significant way to the interests of the Corporation;

            ii.    death;

            iii.   inability, for reasons of disability,
                   reasonably to perform your duties for 6
                   consecutive calendar months; or,

        b. In the event that during the term of this Agreement you resign your position with Household because within 6 whole calendar months of your resignation one or more of the following events occurred to you:

            i.     your annual salary was reduced;

            ii. your annual target bonus or the targeted value of stock options calculated as provided in paragraph 1c was reduced and compensation equivalent in aggregate value was not substituted;

            iii. your benefits under the Household Retirement Income Plan or any successor tax qualified defined benefit plan were reduced for reasons other than to maintain its tax qualified status and such reductions were not supplemented in the Household Supplemental Retirement Income Plan ("HSRIP"); or your benefits under HSRIP were reduced;

            iv.    your other benefits or perquisites were
                   reduced and such reductions were not
                   uniformally applied with respect to all
                   similarly situated employees;

            v. you were reassigned to a geographical area outside of the Chicago, Illinois metropolitan area;

            vi.    any successor to the Corporation by
                   acquisition of stock or substantially all of the assets, by merger or otherwise, failed to expressly adopt or otherwise repudiated this Employment Agreement; or

            vii.   you received written notice that your
                   employment contract was not renewed;

        Household shall be required, and hereby agrees, to make promptly a lump sum cash payment to you in an amount equal to 200% of your then annual salary (prior to any of the aforesaid reductions) plus 200% of the average of the last two years' bonuses; provided, however, if the term of this Agreement is less than 18 months because you are within 18 months of becoming age 65, the amount shall be multiplied by a fraction the numerator of which is the number of months left in the term, and the denominator of which is 18. This payment shall be in addition to all other compensation and benefits accrued to the date of termination of employment.

5.      It is further mutually agreed that:

        a. should your employment be terminated pursuant to the provisions of paragraph 4a, or

        b. should you resign your position pursuant to the provisions of paragraph 4b, or

        c. should you resign your position because you are assigned to a position of lesser rank or status than you had immediately prior to the Change in Control at any time within sixty (60) whole calendar months following a Change in Control of Household, Household or its successor shall pay to you the amounts (including the lump sum payment) described in paragraph 4 regardless of whether you are otherwise entitled to them under paragraph 4. In addition, Household or its successor shall promptly make a lump sum cash payment to you in an amount equal to 200% of your then annual salary (prior to any reduction) plus 200% of the average of the last two years' bonuses; provided, however, if the term of this Agreement is less than 18 months because you are within 18 months of becoming age 65, the amount shall be multiplied by a fraction the numerator of which is the number of months left in the term, and the denominator of which is 18.

        Because of the performance history of Household and your performance with us, we hereby agree to an irrebuttable presumption that a reduction in compensation shall be deemed to have occurred in any year (within five years following a Change in Control) in which you do not receive at least:

        i.  a bonus payment under the Bonus Plan, and

        ii. an award of stock options under the Long-Term Plan for years in which awards were payable under the Long-Term Plan as it existed prior to the Change in Control,

        both at corporate and individual target levels as those plans existed prior to the Change in Control (or compensation, benefits and perquisites equivalent in aggregate value) and should you choose to resign, payments shall be made to you as outlined earlier in this paragraph 5.

        For purposes of this Agreement, a Change in Control of Household shall be deemed to occur when and if:

        A. any "person" (as the term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary of securities held under an employee benefit plan of Household becomes the beneficial owner, directly or indirectly, of securities of Household representing 20% or more of the combined voting power of Household's then outstanding securities; or

        B. persons who were directors of Household as of the effective date hereof, or successor directors nominated by those directors or by such successor directors cease to constitute a majority of the Board of Directors of Household or its successor by merger, consolidation or sale of assets.

6. You are not required to mitigate the amount of any payments to be made by Household pursuant to this Agreement by seeking other employment, or otherwise, nor shall the amount of any payments provided for in this Agreement be reduced by any compensation earned by you as the result of self-employment or your employment by another employer after the date of termination of your employment with Household.

7. This Agreement was entered into prior to March 29, 1995, which was the date that regulations were proposed by the Federal Deposit Insurance Corporation (the "FDIC") limiting golden parachute and indemnification payments by insured depository institutions and their holding companies. At that March date the Agreement provided for a lump sum payment equal to 879% of your annual salary. In view of the foregoing, if the lump sum payments under paragraphs 4 and 5 are otherwise limited by the FDIC regulations, any limits on "golden parachute" payments resulting from regulations issued by the FDIC should not reduce the lump sum payments under this Agreement below the lesser of 879% of your then annual salary (prior to any reduction) or the lump sum amounts calculated under paragraphs 4 and 5.

8. Except as provided below, it is the intent and desire of Household that the salary, bonuses and other benefits provided for herein shall be paid to you without any diminution by reason of the assessment of any "golden parachute" excise tax pursuant to the Internal Revenue Code of 1986, as from time to time amended, (hereinafter the "Code"), or state law. Accordingly, in the event that any excise tax is assessed against you pursuant to the provisions of sections 280G and 4999 of the Code (or successor provisions) or comparable provisions of state law, whether with respect to any payments made to you pursuant to the provisions of this Agreement or payments otherwise arising out of your employment relationship, Household or any successor, upon notification of such assessment, shall promptly pay to you such amount as is necessary to provide you with the same after-tax benefit that you would have received had there been no "golden parachute" excise tax. For this purpose, Household or its successor shall assume that you are taxed at the highest individual federal and state income tax rates (without regard to Section 1(g) of the Code or successor provisions thereto).

        However, if any part or all of the amounts to be paid to you constitute "parachute payments" within the meaning of section 280G(b)(2)(A) of the Code, and a reduction of the amount by 10% or less would totally avoid the imposition of any excise tax, such amounts shall be reduced so that the aggregate present value of the amounts constituting such parachute payments will be equal to 299% of your "annualized includible compensation for the base period," as such term is defined in section 280G(d)(1) of the Code. For the purpose of this subparagraph, present value shall be determined in accordance with section 280G(d)(4) of the Code.

9. If a dispute arises regarding the termination of your employment or the interpretation or enforcement of this Agreement and you obtain a final judgment in your favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, or your claim is settled by Household or its successor prior to the rendering of such a judgment, all reasonable legal and other professional fees and expenses incurred by you in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided for in this Agreement or in otherwise pursuing your claim will be promptly paid by Household or its successor with interest thereon at the highest statutory rate of your state of domicile for interest on judgments against private parties from the date of payment thereof by you to the date of reimbursement to you by Household or its successor.

10. You agree that you will not, without prior written consent of the Chief Executive Officer or the General Counsel of Household, during the term of or after the termination of your employment under this Agreement, directly or indirectly, disclose to any individual, corporation, or other entity (other than Household, or any subsidiary or affiliate thereof, or its officers, directors, or employees entitled to such information, or any other person or entity to whom such information is regularly disclosed in the normal course of Household's business), or use for your own benefit or for the benefit of such individual, corporation or other entity, any information whether or not reduced to written or other tangible form, which:

        a. is not generally known to the public or in the industry;

        b. has been treated by Household as confidential or proprietary; and

        c. is of competitive advantage to Household and in the confidentiality of which Household has a legally protectible interest,

        (such information being referred to herein as "Confidential Information"). Confidential Information which becomes generally known to the public or in the industry, or in the confidentiality of which Household ceases to have a legally protectible interest, shall cease to be subject to the restrictions of this paragraph.

11. The provisions of this Agreement shall be construed, to the extent possible, so as to guarantee their enforceability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained in it.

12. This Agreement is an Amendment and Restatement of the Employment Agreement dated July 11, 1994 and restated July 9, 1996, between you and Household and supersedes said Agreement. This Agreement also supersedes the Employment Agreement dated April 22, 1994, the Employment Agreement dated May 28, 1993, the Employment Agreement dated May 1, 1991, and the Employment Agreement dated August 16, 1990, between you and Household, all in furtherance of the objectives authorized and deemed by the Board of Directors of Household to serve the best interests of the Corporation.

13. Any successor to the Corporation, by acquisition of stock or substantially all of the assets, by merger or otherwise, shall be required to adopt and abide by the terms of this Agreement. This Agreement, and any rights to receive payments hereunder, may not be transferred, assigned or alienated by you.

14. All benefits under this Agreement shall be general obligations of the Corporation which shall not require the segregation of any funds or property. Notwithstanding the foregoing, in the discretion of the Corporation, the Corporation may establish a grantor trust or other vehicle to assist it in meeting its obligations hereunder, but any such trust or other vehicle shall not create a funded account or security interest for you.

15. This Agreement may only be amended or terminated by written agreement, signed by both of the parties.

Our signatures below indicate our mutual agreement and acceptance of the foregoing terms and provisions, all as of the date first above set forth.

Sincerely,

HOUSEHOLD INTERNATIONAL, INC.




By:  /s/ William F. Aldinger
     -----------------------
     William F. Aldinger
     Chief Executive Officer

     /s/ Robert F. Elliott
     ---------------------
     Robert F. Elliott

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